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                                                                   EXHIBIT 10.13
                               FIFTH AMENDMENT TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             HEART HOSPITAL IV, L.P.


         THIS FIFTH AMENDMENT (the "Amendment") is effective as of the 31st day of December, 1997 and is entered into by and among HEART HOSPITAL IV, L.P., a Texas limited partnership (the "Partnership"), HOSPITAL MANAGEMENT IV, INC., a North Carolina corporation which is the general partner of the Partnership ("HM") and each of the undersigned parties (the "Limited Partners").

                                    RECITALS:

         1. Prior to the date hereof, the parties hereto have entered into and become a party to the Agreement of Limited Partnership of the Partnership dated as of February 22, 1996 (as amended from time to time, in the "Partnership Agreement");

         2. The parties desire to further amend the Partnership Agreement in accordance with the terms of this Amendment;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. All defined terms set forth in the Partnership Agreement shall have the same meaning in this Amendment except as otherwise provided herein.

         2. Section 5.2(i) of the Partnership Agreement is hereby amended to delete the phrase "payable by Medicare or Medicaid".

         3. Section 5.6(b)(ii) of the Partnership Agreement is hereby amended to add the following provision at the end thereof:

                  The parties acknowledge and agree that the Management Fee paid to HM has been set in advance, is consistent with the fair market value in an arm's-length transaction for the management services, and has not been determined in any manner that takes into account the volume or value of any referrals or business otherwise generated among the Partnership, HM and/or the Investor Partners.

         4. The following new Section 11.4 is hereby added to the Partnership Agreement:

                  11.4 Amendments and Modifications to Article V. The Parties acknowledge and agree that if the provisions set forth in
                  Article V of this Agreement are terminated or the compensation provisions are modified, no other agreement, for same or similar items and/or services provided under


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                  this Agreement, may be executed between the Parties until the next anniversary date of such termination or modification, except for the sole purpose of adopting modifications as required by law or recommended by counsel to further legal compliance.

         5. Except as expressly provided herein, the Partnership Agreement remains in full force and effect.

         6. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be original, and the several counterparts taken together shall constitute the binding agreement of the parties hereto.

         7. This Amendment will be effective once it has been executed by Partners holding, in the aggregate, the percentage of Partnership Interests necessary to amend the Agreement, as set forth in the Partnership Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

[***]


[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.



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